EXHIBIT 1.1

                                    1,150,000

                             MARINE BANCSHARES, INC.

                                  COMMON SHARES
                           (PAR VALUE $0.01 PER SHARE)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              December ___, 1998

ASHTIN KELLY & CO.
400 Fifth Avenue South
Naples, FL  34102

Gentlemen:

         Marine Bancshares, Inc., a Florida corporation (the "Company"), hereby confirms its agreement with Ashtin Kelly & Co., as the underwriter (the "Underwriter"), as follows:

         SECTION 1. INTRODUCTION. Subject to the terms and conditions set forth in this Underwriting Agreement (this "Agreement"), the Company proposes to issue and sell to the Underwriter an aggregate of 1,150,000 common shares ("Firm Shares"), $0.01 per value (the "Common Shares"), of the Company. In addition, the Company proposes to grant to the Underwriter an option to purchase up to 172,500 additional Common Shares (the "Option Shares") as provided in Section 4 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares."

         As part of the offering of the Firm Shares contemplated by this Agreement, the Underwriter has agreed to reserve out of the Firm Shares, 500,000 Shares for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, the "Participants,") as set forth in the Prospectus (as defined below) in the section entitled "Underwriting" (the "Directed Share Program"). The Shares to be sold by the Underwriter pursuant to the Directed Share Program (the "Directed Shares') will be sold by the Underwriter pursuant to this Agreement at the public offering price as set forth on the cover page of the Prospectus.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriter as follows:

                  (a) (i) A registration statement on Form SB-2 (File No. 333-39203) with respect to the Shares, including a related preliminary prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission ("Commission") promulgated thereunder, and has been filed with the Commission. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended preliminary prospectuses as may hereafter be required.

                  (ii) For purposes of this Agreement, the term "Registration Statement" means the registration statement referred to in Section 2(a)(i) of this Agreement as amended at the time when it was declared effective by the Commission (including the related prospectus, Part II, any documents or a portion thereof incorporated by reference therein, all financial schedules and exhibits thereto, and all information


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deemed to be part of the registration statement at the time it became effective pursuant to Rule 430A(b) under the Securities Act), except that if the Company files a post-effective amendment to such registration statement which is declared effective prior to the Closing Date (as defined in Section 4 hereof), "Registration Statement" shall refer to such registration statement as so amended. The date on which the Registration Statement is declared effective by the Commission shall be referred to as the "Effective Date." If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (including the exhibits thereto, the "Rule 462 Registration Statement"), then any reference herein to the Registration Statement also shall be deemed to include the Rule 462 Registration Statement. "Preliminary Prospectus" shall mean: (A) any prospectus included in the registration statement, or amendments thereto, before it was declared effective under the Securities Act, (B) any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) under the Securities Act (including documents incorporated by reference therein), and (C) any prospectus included in the Registration Statement at the Effective Date that omits the Rule 430A Information (as defined below). The term "Prospectus" means the final prospectus documents as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) under the Securities Act or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date, in either case, including all documents (or portions thereof) incorporated by reference therein. "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable. "Rule 430A Information" means information with respect to the Shares and the offering thereof which, pursuant to Rule 430A promulgated under the Securities Act, is permitted to be omitted from the Registration Statement and the related prospectus at the time the Registration Statement is declared effective by the Commission.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complies in all material respects with the requirements of, and contains all statements which are required to be stated therein in accordance with, the Securities Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein..

         (c) The Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceedings for that purpose have been initiated, are pending, or, to the Company's knowledge, have been threatened by the Commission or the securities authority of any state or other jurisdiction. The Registration Statement and the Prospectus comply and, as amended or supplemented, will comply, in all material respects with the requirements of, and contain and, as amended or supplemented, if applicable, will contain, all statements that are required to be stated therein by, the Securities Act and the Rules and Regulations. The Registration Statement, at the Effective Date, did not contain and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, and at all times subsequent thereto up to each Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein.

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

         (d) The Company has been duly incorporated and is validly existing as a corporation with active status under the laws of the State of Florida and, subject to Section 2(i) of this Agreement and commencement of the business of the Marine National Bank, a national bank (in organization) to be located in Naples, Florida (the "Bank"), is duly registered and in good standing under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with the full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); the Company is duly registered or qualified to do business as a foreign corporation under the corporation and banking laws of, and is in good standing as such in, each jurisdiction in which the conduct of its business or where the nature of its properties requires such registration or qualification, except to the extent that the failure to be so registered or qualified would not have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company or any of its Subsidiaries (as defined below) ("Material Adverse Effect"); and no proceeding has been instituted in any jurisdiction revoking, limiting, or curtailing, or seeking to revoke, limit, or curtail, such power and authority or qualification.

         (e) The Company has the requisite power and authority (corporate and other) to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder and consummation of the transactions described herein, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditor rights and remedies generally, (ii) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (iii) that the enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state or other securities laws or the public policy underlying such laws.)

         (f) Neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby (including the offer, sale, or delivery of the Shares) and compliance by the Company with any of the provisions hereof will (i) conflict with, violate, or contravene any provision of the articles of incorporation, bylaws, or other corporate governance documents of the Company or any Subsidiary, (ii) violate, conflict with, or result in a breach of any term, condition, or provision of, or constitute a default (with or without notice or the lapse of time, or both) under, or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of benefit under, or result in the creation of any claim, lien, pledge, security, interest, charge, or other encumbrance of any kind whatsoever (a "Lien") upon any assets or properties of the Company or any Subsidiary pursuant to the terms, provisions, or conditions of any loan agreement, indenture, note, bond, or other evidence of indebtedness, or of any agreement, lease, deed of trust, mortgage, contract, or other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their assets or properties are bound or affected, except where such a violation, conflict, breach, or default would not have a Material Adverse Effect, or (iii) conflict with or violate any statute, law, ordinance, rule, or regulation applicable to the Company, any Subsidiary, or any of their respective assets or properties, or any order, judgment, writ, injunction, or decree of any court, or any governmental, regulatory, or administrative agency, commission, authority, or other body, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective assets or properties. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any bank regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except as such may be required for compliance

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with the Securities Act, the Exchange Act, and the Blue Sky Laws applicable to the public offering of the Shares by the Underwriter, and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD").

         (g) The Company had the outstanding capitalization as set forth under "Capitalization" in the Registration Statement and the Prospectus as of the date indicated therein and there has been no change therein since such date. The Common Shares issued and outstanding prior to the issuance of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable; the Shares to be sold by the Company hereunder have been duly authorized and, when issued and paid for against delivery thereof as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and, the securities of the Company conform to the descriptions thereof contained in the Registration Statement and Prospectus, and the certificates representing the Shares are in due and proper legal form under, and conform in all respects to the requirements of, the laws of the State of Florida. There are no preemptive, preferential, or other rights (including rights of first refusal) to subscribe for or to purchase any of the Common Shares (including the Shares) and no Common Shares have been issued in violation of any such rights, nor are there any restrictions upon the voting or transfer of any Common Shares (including the Shares) pursuant to the Company's articles of incorporation, bylaws, and other governing documents, or any agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them may be bound. All of the securities previously issued by the Company and each of its Subsidiaries, including the Common Shares and any warrants and stock options to purchase Common Shares, were duly offered, sold, issued, or granted in compliance with, and were registered under or exempt from the registration requirements of, the Securities Act, and were duly registered or qualified under, or the subject of an available exemption from, the registration provisions of all applicable state securities laws ("Blue Sky Laws").

         (h) Except as set forth in the Prospectus, the Company does not have any outstanding options to purchase, or warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any Common Shares or any such options, warrants, convertible securities, or obligations, or other rights of any description, contractual or otherwise, entitling any person to receive any class of security from the Company. No holder of the Common Shares or other securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to register any securities of the Company under the Securities Act or any Blue Sky Laws.

         (i) The Company has prepared and filed with the Board of Governors of the Federal Reserve System (the "FRB") in accordance with Section 3(a)(1) of the BHCA and Section 225.15 of Regulation Y promulgated thereunder, an application to become a bank holding company (together with all exhibits, schedules, amendments, and supplements thereto, the "BHC Application"). On _____, 1998, the FRB approved the Company's application to become a bank holding company through the acquisition of all of the outstanding voting securities of the Bank, effective upon the Company's compliance with commitments and representations made in connection with the BHC Application (the "FRB Approval"). The FRB Approval provides that the acquisition by the Company of the Bank must be made within the period commencing thirty days after ____, 1998, and ending three months after such date, unless extended by the FRB. The FRB Approval also requires the Company to provide the FRB with certain further information set forth therein within thirty days following the Company's acquisition of the Bank's voting stock.

         (j) The incorporators of the Bank have prepared and filed with the United States Office of the Comptroller of the Currency ("OCC") in accordance with the National Bank Act (the "NBA") an Application to Organize a National Bank (together with all exhibits, schedules, amendments, and supplements thereto, the "Charter Application"). On ______, 1998, the OCC approved the Charter Application for authority to organize the Bank, subject to certain terms and conditions specified in such approval (the "Charter Approval"). The

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Charter Approval remains in full force and effect on the date hereof and on each of the Closing Dates. The incorporators of the Bank have prepared and filed with the Federal Deposit Insurance Corporation ("FDIC") in accordance with Section 5(a)(1) of the Federal Deposit Insurance Act, as amended (the "FDIA"), an Application for Federal Deposit Insurance (together with all exhibits, schedules, amendments, and supplements thereto, the "Deposit Insurance Application"). On ______, 1998, the FDIC approved the Deposit Insurance Application, subject to certain terms and conditions specified in such approval (the "Deposit Insurance Approval").

         (k) The Company has provided the Underwriter with true and complete copies of the BHC Application, the Charter Application, and the Deposit Insurance Application, as each has been amended or supplemented from time to time (the "Applications"), and the FRB Approval, the Charter Approval, and the Deposit Insurance Approval (the "Regulatory Approvals"). When the Applications were filed with the respective bank regulatory authorities, and upon the filing with the Commission or the first delivery to the Underwriter of the Prospectus, and as of the date of this Agreement and each of the Closing Dates: (i) each such Application conformed with and will conform with the respective requirements of the BHCA, the NBA, and the FDIA and the rules and regulations promulgated thereunder, and (ii) none of the Applications contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of each of the Closing Dates, all Regulatory Approvals are in full force and effect, and no actions or proceedings to suspend, revoke, or terminate any of such Regulatory Approvals have been taken, or are pending, or, to the knowledge of the Company, threatened or contemplated, and neither the Company nor the Bank is in breach of or default under any condition or of any commitment contained in any Regulatory Approval.

         (l) The Company does not have any Subsidiaries and does not, directly or indirectly, own any equity interest in, or control, any corporation, limited liability company, association, partnership, joint venture, trust, proprietorship, or other commercial or business entity or organization, except that the Company has the sole right to acquire all of the outstanding capital stock of the Bank, which stock will be acquired upon receipt of all necessary regulatory approvals, including the Regulatory Approvals, and upon acquisition of such stock the Bank will be the Company's only subsidiary ("Subsidiary"). On the First Closing Date (as defined in Section 4 hereof), promptly following the sale of the Firm Shares to the Underwriter pursuant to this Agreement, a minimum of $9,000,000 of the net proceeds therefrom shall be contributed by the Company to the Bank, and after receipt thereof the Bank shall issue shares of its common stock to the Company, and following such issuance, and at all times subsequent thereto up to and as of the Second Closing Date (as defined in Section 4 hereof), if any, all of the outstanding shares of capital stock of the Bank (i) will have been issued to the Company, (ii) when issued to the Company, will have been duly authorized and validly issued, and will be fully paid and nonassessable, and (iii) will be owned beneficially and of record by the Company, free and clear of any claim, lien, encumbrance, or security interest, or restriction on transfer (except for restrictions under federal or state banking laws). Subject to receipt by the Bank of such capital contribution from the Company, and satisfaction of the conditions set forth in the Bank Approvals (as defined in Section 7(g) hereof), the Bank will be duly organized and validly existing as a nationally chartered banking association in good standing under the laws of the United States of America and the State of Florida, with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Registration Statement, the Prospectus, the Applications, and the Regulatory Approvals; the Bank is not and will not be required to be registered or qualified to do business as a foreign corporation under the laws of any jurisdiction; and no proceeding has been instituted in any jurisdiction revoking, limiting, or curtailing, or seeking to revoke, limit, or curtail, such power and authority or qualification. Except as described in the Prospectus, no options to purchase, or warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any capital stock or ownership interests in the Bank or any such options, warrants, convertible or exchangeable securities, or obligations or other rights of any description,


                                       5
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contractual or otherwise, entitling any person to receive any class of security from the Company, are currently outstanding or, as of each of the Closing Dates, will be outstanding. The Bank is not and, as of each of the Closing Dates, will not be subject to any current formal arrangement or memorandum of understanding with, or cease and desist order by, any bank regulatory agency.

         (m) Hill, Barth & King, Inc., the certified public accountants which have audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Registration Statement and in the Prospectus, and whose report is included in the Registration Statement and in the Prospectus, were and are independent accountants as required by, and within the meaning of, the Securities Act and the Rules and Regulations.

         (n) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, any Preliminary Prospectus, or the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Registration Statement and the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made. The financial, operating, and statistical information relating to the Company and any Subsidiary are accurately and fairly presented and prepared on a basis consistent with the audited financial statements and the books and records of the Company.

         (o) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (p) Neither the Company nor any Subsidiary is presently, nor with the giving of notice or the lapse of time, or both, would be (i) in conflict with or in violation of its articles of incorporation, bylaws, or other corporate governance documents, (ii) in violation or breach of, or in default in the performance of any obligation, agreement, or condition contained in any provision of any loan agreement, indenture, note, bond, or other evidence of indebtedness, or of any agreement, lease, deed of trust, mortgage, contract, or other material agreement or instrument to which the Company, or any Subsidiary is a party or by which any of them or any of their assets or properties are bound or affected, or (iii) in conflict with or in violation of any law, ordinance, rule, or regulation applicable to the Company, any Subsidiary, or any of their respective assets or properties, or any order, judgment, writ, injunction, or decree of any court, or any governmental, regulatory, or administrative agency, commission, authority, or other body, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective assets or properties.

         (q) The Company and each Subsidiary have and hold, and at each of the Closing Dates will have and hold, and are operating in compliance with, and have fulfilled and performed all of their material obligations with respect to all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders ("Permits") required under all laws, rules, and regulations and as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement and Prospectus, and all of such Permits are valid and in full force and effect; and

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there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permit. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any law, rule, regulation, or any order, writ, injunction, or decree to which the Company or any of its Subsidiaries may be subject (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except any such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

         (r) Except as described in or contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to each of the Closing Dates: (i) neither the Company nor any of its Subsidiaries has or will have incurred any material liability or obligation, direct or contingent, and neither of them has or will have nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor any Subsidiary has or will have purchased any of its outstanding capital stock, nor declared, paid, or otherwise made any dividend or other distribution of any kind with respect to its capital stock, and neither the Company nor any Subsidiary has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and (iii) there has not been and will not be any change in the capital stock, or any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving, or that could be expected to involve, a Material Adverse Effect.

         (s) There are no contracts or other documents, transactions, relationships, statutes, regulations, or rules required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, by the Securities Act or by the Rules and Regulations that has not been so described or filed as required.

         (t) Either the Company or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal property and assets reflected as owned by the Company or any Subsidiary in the financial statements described above (or elsewhere in the Registration Statement and the Prospectus), in each case free and clear of all Liens, defects, or adverse intent of any nature except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement and the Prospectus) or such as are not material to the Company or any Subsidiary and do not interfere with the use of the property or the conduct of the business of the Company or any Subsidiary; and all real property and buildings held or used by the Company or any Subsidiary under leases, licenses, franchises, or other agreements are held by them under valid, existing, binding, and enforceable leases, licenses, franchises, or other agreements with respect to which it is not in material default with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings or the conduct of the business of the Company or any Subsidiary.

         (u) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party, or to which property owned or leased by the Company or any Subsidiary is subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto nor, to the Company's knowledge, is there a basis for any such litigation, proceeding, action, or investigation.

         (v) Neither the Company nor any Subsidiary has distributed or will distribute prior to any Closing Date any offering material in connection with the offering of the Shares other than the Preliminary Prospectus,


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the Registration Statement, the Prospectus or other materials permitted by the
Securities Act and which distribution was previously approved in writing by the Underwriter. The Company has not given any information or made any representation in connection with the offering of the Shares, written or oral, other than as contained in the Prospectus or the Preliminary Prospectus. Neither the Company nor any person that controls, is controlled by (including any Subsidiary), or is under the common control of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

         (w) Neither the Company nor any person that controls, is controlled by (including any Subsidiary), or is under the common control of the Company has, directly or indirectly, at any time: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

         (x) The Company and each Subsidiary has filed all required federal, state, local, and foreign income and franchise tax returns; all such tax returns, as filed, are accurate in all material respects and has paid all taxes shown as due thereon to the extent such taxes have become due; and no tax deficiency has been asserted or threatened against the Company or any Subsidiary that would have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

         (y) The Company or a Subsidiary owns or possesses adequate right, title and interest in and to, or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, and other rights, know-how, and technology (including trade secrets and other unpatented and/or proprietary or confidential information, systems or procedures) (collectively "Intellectual Property Rights") necessary for the conduct of the business of the Company or any of its Subsidiaries or ownership of their respective properties, and neither the Company nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

         (z) In addition to federal deposit insurance of the Bank, the Company and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of business similar to that of the Company and each Subsidiary in the respective jurisdictions in which they conduct business, and the Company has no reason to believe that the Company and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

         (aa) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Company and any Subsidiary is a participating employer are in substantial compliance with ERISA, and the Company and each Subsidiary are not in material violation of ERISA. The Company, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or any Subsidiary is a participating employer, and no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or any Subsidiary is a participating employer, are in substantial compliance with ERISA and the Company, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

         (ab) Except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Company, neither the Company nor any Subsidiary has violated any environmental, safety, or similar law applicable to their respective businesses, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, which in each case might have a Material Adverse Effect. No labor dispute with or disturbance by the employees of the Company or any Subsidiary exists or is imminent; and neither the Company nor any Subsidiary is aware of any existing or imminent labor disturbances by its employees that might reasonably be expected to have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or any Subsidiary's employees and no such agreement is imminent. To the knowledge of the Company, neither the employment by the Company or any Subsidiary of their key personnel nor the activities of such individuals at the Company or any Subsidiary conflicts with, constitutes a breach of, or otherwise violates any employment, noncompetition, nondisclosure, or similar agreement or covenant by which such individuals may be bound.

         (ac) Neither the Company nor any Subsidiary is an "investment company" or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and none of them is subject to regulation under the Investment Company Act.

         (ad) The Company has complied with all provisions of Section 517.075, Florida Statutes, relating to disclosures of doing business with the government of Cuba or with any person or affiliate located in Cuba.

         (ae) All Common Shares outstanding prior to the sale of the Shares to the Underwriter, and all securities convertible into or exercisable or exchangeable for Common Shares, are subject to valid, binding, and enforceable agreements with the Underwriter (collectively, the "Lock-Up Agreements") pursuant to which the holders thereof agree not to offer, sell, contract to sell, distribute, grant any option, right, or warrant for the purchase of, or pledge, hypothecate, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any of such Common Shares, or any securities convertible into, or exercisable or exchangeable for, Common Shares, or any other Common Shares acquired by them during the term of the Lock-Up Agreements (including Shares purchased pursuant to the public offering thereof), for a period of 180 days after the date of the Prospectus without the prior written consent of the Underwriter.

         (af) The Company has not offered, or caused the Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence: (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its applications or services.

         (ag) All documents delivered or to be delivered by the Company or any of its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects. Neither this Agreement nor any certificate, statement, or other document delivered or to be delivered by the Company or any Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (ah) The Company has satisfied the conditions for the use of Form SB-2 with respect to the offering of the Shares for sale to the public.

         Any certificate signed by any director or officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty of the Company to the Underwriter as to the matters covered thereby.

         Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 7(d) will also be furnished to the Underwriter and counsel for the Underwriter and shall be deemed to be additional representations and warranties to the Underwriter by the Company as to the matters covered thereby.

         SECTION 3. TERMS OF PUBLIC OFFERING. The Company has been advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares, on the terms and conditions set forth in the Registration Statement, as soon after the Effective Date as the Underwriter deems it advisable to do so.

         SECTION 4. PURCHASE, SALE AND DELIVERY OF SHARES.

         (a) On the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares at the following purchase prices:
(i) $10.00 per share for each of the 500,000 Shares purchased and sold pursuant to the Directed Share Program, (ii) $9.61 per share for 500,000 Shares, and
(iii) $9.15 per share for each remaining Share. The Underwriter agrees to offer the Shares to the public as set forth in the Prospectus.

         (b) At 10:00 a.m., Eastern Standard Time, on the fourth full business day following the commencement of the initial public offering contemplated by this Agreement, or at such other time not later than ten (10) full business days following the date of this Agreement, as the Underwriter and the Company may agree, the Company will deliver to the Underwriter at the offices of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. ("Carlton Fields"), 777 South Harbour Island Boulevard, Tampa, Florida 33602, or at such other location as is specified by the Underwriter, certificates representing the Firm Shares to be purchased by the Underwriter, against payment therefor by the Underwriter of the purchase price therefor by wire transfer of same day funds payable to the order of the Company for Firm Shares. Such time of delivery and payment is referred to in this Agreement as the "First Closing Date."

         (c) In addition, on the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Company hereby grants to the Underwriter a one-time option (the "Option") to purchase from the Company up to 172,500 Option Shares at a purchase price of $9.15 per share, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares. The Option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Underwriter to the Company which sets forth the aggregate number of Option Shares to be purchased by the Underwriter, the names and denominations in which the certificates for such shares are to be registered, and the time and place at which such certificates will be delivered. Such time of delivery may not be earlier than the First Closing Date and herein is called the "Second Closing Date." The Second Closing Date shall be determined by the Underwriter and may be the same as the First Closing Date, but if at any time other than the First Closing Date, such Second Closing Date shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise.

         (d) Certificates for the Firm Shares and the Option Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request by written notice to the Company not later than two business days prior to the First Closing Date or the Second Closing Date, as the case may be. The Company agrees to make such certificates available for inspection at least twenty-four (24) hours prior to the First Closing Date or the Second Closing Date, as the case may be, at the offices of its designated custodian, or at any other location designated by the Underwriter. The certificates evidencing the Firm Shares and the Option Shares shall be delivered to the Underwriter on the First Closing Date or the Second Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the purchase price therefor.

         The First Closing Date and the Second Closing Date are sometimes referred to together in this Agreement as the "Closing Dates".

         SECTION 5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriter herein contained, the Company covenants and agrees with the Underwriter that:

         (a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A under the Securities Act, the Company will prepare and timely file with the Commission pursuant to Rule 424(b) under the Securities Act a Prospectus in a form approved by the Underwriter containing the Rule 430A Information.

         (b) The Company will advise the Underwriter and counsel to the Underwriter promptly, and, if requested by the Underwriter, will confirm such advice in writing: (i) if information shall have been omitted from the Registration Statement in reliance on Rule 430A under the Securities Act, (ii) when the Prospectus or term sheet (as described in Rule 434(b) under the Securities Act) has been timely filed pursuant to Rule 424(b) under the Securities Act, (iii) when any post-effective amendment to the Registration Statement or any Rule 462 Registration Statement is filed or becomes effective under the Securities Act, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, or the Prospectus, or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notification of the suspension of qualification or registration of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceedings for such purposes. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or the Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will not file any amendment to the Registration Statement, file any Rule 462(b) Registration Statement, or make any amendment or supplement to the Prospectus, or file any amendment or supplement to any of the Applications if: (i) the Underwriter shall not have been previously advised of such filing, been furnished with a copy thereof prior thereto, and given reasonable opportunity to review such amendment or supplement, (ii) the Underwriter shall reasonably object after having been so advised, or (iii) in the case of a Registration Statement, Rule 462(b) Registration Statement, or Prospectus, such amendment or supplement is not in compliance with the Securities Act. The Company will prepare and file with the Commission any amendments or supplements which, in the opinion of counsel for the Underwriter, is necessary and advisable in connection with the distribution of the Shares by the Underwriter.

         (d) The Company will furnish to the Underwriter, without charge, eight
(8) signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Underwriter may reasonably request. The Company has delivered to the Underwriter, without charge, in such quantities as the Underwriter has requested, copies of each form of the Preliminary Prospectus. The Company confirms its consent to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky Laws of the jurisdictions in which the Shares are or have been offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

         (e) The Company will furnish to the Underwriter in Naples, Florida, without charge, prior to 10:00 a.m., Eastern Standard Time on the business day next succeeding the date of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, as many copies of the Prospectus and the Registration Statement, and of any amendment or supplement thereto, as the Underwriter may reasonably request. The Company shall comply with all requirements imposed on it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the completion of the distribution of the Shares as contemplated by this Agreement and the Registration Statement and the Prospectus. If, during the period in which the Prospectus is required by law to be delivered by the Underwriter or a dealer, any event shall occur or condition exist as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Underwriter, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or applicable law, the Company promptly will prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Underwriter and to each dealer to which Shares may have been sold by the Underwriter and to any other dealers upon request, without charge, as many copies as the Underwriter may from time to time reasonably request.

         (f) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, as soon as it is practicable to do so, but in any event not later than fifteen (15) months after the effective date of the Registration Statement, covering a period of twelve
(12) consecutive calendar months beginning after the effective date of the Registration Statement, which consolidated earnings statement will satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations promulgated thereunder and will advise the Underwriter in writing when such statement has been so made available.

         (g) The Company shall take or cause to be taken in cooperation with the Underwriter and counsel to the Underwriter all actions required to register or qualify the Shares for offer and sale under the securities or Blue Sky Laws of such jurisdictions as the Underwriter may reasonably designate and will make such applications, file such documents, and furnish such information as may be required for that purpose (provided, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction where it is not now so qualified or required to file a consent, except with respect to the offer and sale of the Shares), and will continue such registrations or qualifications in effect so long as reasonably requested by the Underwriter to effect the distribution of the Shares (including, without limitation, the preparation and filing of such statements, reports, or documents as may be so required and compliance with all undertakings given pursuant to such registrations or qualifications). In the event that the registration or qualification of the Shares in any jurisdiction is suspended, the Company shall so advise the Underwriter in writing.

         (h) During the period ending five years after the date of this Agreement, the Company will furnish to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the annual report containing the consolidated audited financial statements of the Company, (ii) as soon as available, a copy of each report, document, and definitive proxy or information statement furnished to or filed with any securities exchange or the NASD (including the Nasdaq Stock Market, Inc., or any successor thereto) pursuant to the requirements of such exchange or the NASD, or with the Commission under the Securities Act or the Exchange Act, and (iii) copies of all other information or communications (financial or other) furnished to shareholders of the Company.

         (i) The Company shall apply the proceeds from the sale of the Shares to be sold by it hereunder as set forth in the Prospectus under the heading "Use of Proceeds" and shall file with the Commission, and will furnish or cause to be furnished to the Underwriter and counsel to the Underwriter, such reports as may be required in accordance with Rule 463 under the Securities Act.

         (j) Except for the sale of Common Shares pursuant to this Agreement, neither the Company nor any Subsidiary shall, directly or indirectly, offer, sell, pledge, contract to sell, issue, distribute, grant or sell any option, right, or warrant to purchase or otherwise dispose of any Common Shares or securities convertible into, or exercisable, or exchangeable for, Common Shares or a derivative of the Common Shares (or an agreement for such) in the open market or otherwise, for a period of one-hundred eighty days (180) days after the later of the Effective Date or the date of this Agreement, without the express prior written consent of the Underwriter.

         (k) The Company will not, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (l) The Company has (i) caused each director, officer, and current shareholder of the Company to furnish to the Underwriter, on or before the date of this Agreement, the Lock-Up Agreements, and (ii) issued stop-transfer instructions to the transfer agent for the Common Shares with respect to the Common Shares that are or will be subject to such Lock-Up Agreements, which stop-transfer instructions shall restrict the transfer of such shares prior to expiration of the 180-day period specified in the Lock-Up Agreements.

         (m) During the period that a prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or a dealer, the Company will not, directly or indirectly hold any press conference with respect to the Company, or its financial condition, results of operations, business, properties, assets, or prospects, or this offering, without the express written consent of the Underwriter.

         (n) The Company shall not invest or otherwise cause the use of proceeds received by the Company from its sale of the Shares, or otherwise conduct its business, in such a manner as would require the Company or any Subsidiary to register as an investment company under the Investment Company Act of 1940, as amended.

         (o) The Company will not prior to the Second Closing Date, if any, (i) except as specifically described in the Prospectus, acquire any of the Common Shares, or declare or pay any dividend or make any other distribution upon its Common Shares payable to shareholders of record on a date prior to the Second Closing Date, or (ii) incur any material liability or obligation, direct or contingent, or enter into any material transaction other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-B under the Securities Act.

         (p) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

         (q) In connection with the Directed Shares Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge, or hypothecation for a period of three months following the Effective Date. The Underwriter will notify the Company as to which Participants are required to be restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

         (r) The Company shall comply in all respects with the provisions of all undertakings contained in the Registration Statement and the undertakings given by the Company in connection with the registration or qualification of the Shares for offering and sale under the Blue Sky Laws.

         (s) The Company will use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriter in Section 7 hereof.

         (t) The Company shall deliver the requisite notice of issuance to the NASD and shall take all necessary and appropriate action to cause or permit the quotation and listing of the Common Shares on the OTC Bulletin Board for a period of at least 36 months, except to the extent during such period that the Common Shares are listed on a national securities exchange or the Nasdaq Stock Market.

         (u) The Company will advise the Underwriter promptly of and, when applicable, furnish copies of, any communications with the FRB, OCC, or FDIC relating to the Applications or the Regulatory Approvals.

         (v) During the period ending five years after the date of this Agreement, the Company shall grant the Underwriter with a right of first refusal to serve as the Company's underwriter in connection with the sale of any securities by the Company or any of its Subsidiaries or affiliates, whether or not currently existing, and to act as a financial advisor thereto in connection with any of the following transactions involving the Company or any of its Subsidiaries or affiliates: (i) a merger, consolidation, reorganization, recapitalization, restructuring, business combination, or other similar transaction, (ii) the acquisition of controlling interest of 20% or more of another company, entity, or business thereof, (iii) the disposition of a controlling interest of 20% or more of any of the Company or any of its Subsidiaries or affiliates, whether or not currently existing, (iv) the purchase or lease of all or substantially all of the assets of another company, entity, or business thereof, (v) the sale or lease of all or substantially all of the assets of the Company or any of its Subsidiaries or affiliates, or (vi) an option to engage in any of the transactions set forth in Sections 5(v)(i) through 5(v)(v).

         (w) The Company shall supply the Underwriter and counsel to the Underwriter, at the Company's cost, with a bound volume of the Underwriting materials within a reasonable time after the last Closing Date.

         SECTION 6.        PAYMENT OF EXPENSES AND FEES.

         (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated for any reason, the Company agrees to pay or cause to be paid all costs, fees, and expenses incurred in connection with, or incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements, and expenses of the Company's accountants and counsel incurred in connection with the registration and delivery of the Shares under the Securities Act, (ii) the fees, expenses, and costs associated with the preparation, filing with the Commission, printing, and distribution (including costs of mailing, packaging, and shipping copies thereof to the Underwriter and dealers) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all exhibits and financial statements thereto, and any amendments and supplements to any of the foregoing); (iii) the cost of preparing, printing, and authenticating certificates representing the Shares, and all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any stamp, transfer, or other taxes payable thereon; (iv) all costs and expenses in connection with the registration and qualification of the Shares for offer and sale under state securities and Blue Sky Laws, including filing fees and legal fees and disbursements of counsel for the Underwriter incurred in connection with such registration and qualifications and in connection with the preparation of the preliminary and supplemental Blue Sky memoranda (such legal fees, exclusive of disbursements, not to exceed $15,000), (v) the costs of printing (or reproducing) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, the Selected Dealer Agreements, and all other agreements and documents printed (or reproduced) and delivered in connection with the offering of the Shares; (vi) all filing fees, and legal fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the NASD; (vii) to the extent appropriate, the fees and expenses related to the approval and quotation of the Shares on the OTC Bulletin Board; (viii) the costs and charges of any transfer agent, registrar, or depositary; (ix) transportation, accommodations, and other expenses incurred by or on behalf of the Underwriter in connection with the presentations to prospective purchasers of the Shares; (x) conditioned upon the occurrence of the First Closing, the preparation, printing, and distribution of one bound volume of the closing documents for each of the Underwriter and its counsel; and (xi) all other costs incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6(a), and in Sections 6(b) and 6(c), and in Section 9 entitled "Indemnification and Contribution", the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it, and any advertising expenses connected with any offers the Underwriter may make.

         (b) It is understood that, conditioned upon the occurrence of the First Closing, the Company shall reimburse the Underwriter for its expenses on a nonaccountable basis in an amount equal to $45,000 with respect to the sale of the Firm Shares, which amount shall be paid to the Underwriter on the First Closing Date, and, to the extent the Option is exercised, an additional amount equal to 3% of the gross proceeds from the sale of the Option Shares, which additional amount shall be paid to the Underwriter on the Second Closing Date.

         (c) If this Agreement shall be terminated by the Underwriter because of the conditions in Section 7 of this Agreement are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 10 of this Agreement, or by reason of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, then the Company will reimburse the Underwriter for out-of-pocket expenses (including fees and disbursements of counsel for the Underwriter) reasonably incurred by the Underwriter or counsel to the Underwriter in connection with this Agreement or the offering contemplated hereunder; PROVIDED, HOWEVER, that reimbursement pursuant to this Section 6(c) shall be limited to an aggregate of $35,000.

         SECTION 7. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter under this Agreement to purchase the Shares on each Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date hereof, as of the First Closing Date, and if applicable, as of the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's directors and officers made pursuant to the provisions hereof, to the performance and compliance by the Company of its agreements and obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the Underwriter:

         (a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission not later than 5:30 p.m. Eastern Standard Time on the date of this Agreement, or such later time as shall have been consented to by the Underwriter, and all filings required by Rule 424(b) and Rule 430A under the Securities Act shall have been timely filed with the Commission in compliance with the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the Underwriter's satisfaction. No stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or shall be pending, or, to the knowledge of the Company, threatened or contemplated by the Commission, and no restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued which would or purports to prevent the issuance of the Shares.

         (b) Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, there shall not have occurred any change, or any development involving, or which might reasonably be expected to involve, a prospective change, in the ability of the Company or any Subsidiary to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise), business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business that, in the Underwriter's judgment, is material and adverse and makes it, in the Underwriter's judgment, impracticable to market the Shares on the terms and in the manner contemplated by the Prospectus.

         (c) The Underwriter shall have received on each Closing Date, a certificate of the chief executive officer of the Company, dated as of the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                  (i) The Registration Statement has been declared effective by the Commission under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for such purpose is pending, or, to the knowledge of the respective signatories, threatened or contemplated by the Commission.

                  (ii) The representations and warranties of the Company set forth in this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all of the covenants and agreements and satisfied in all respects all of the conditions to be performed or satisfied by it on or prior to each such Closing Date.

                  (iii) Except as set forth in the Registration Statement or the Prospectus, since the respective dates of the Registration Statement and Prospectus, neither the Company nor any Subsidiary shall have incurred any liability or obligation, direct or contingent, neither of them shall have entered into any material transaction, there shall not have been any change in the capital stock or other securities of the Company nor any material increase in the short-term or long-term debt of the Company from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

                  (iv) Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be made therein, and neither the Registration Statement, the Prospectus, nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter.

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the conditions (financial or otherwise) of the Company or any Subsidiary, or any development involving a prospective material adverse change in the condition (financial or other) of the Company or any Subsidiary or affecting their businesses (resulting from litigation or otherwise), properties, net worth, prospects, or results of operations of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business.

         (d) The Underwriter shall have received on each Closing Date an opinion of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, counsel for the Company, in form reasonably satisfactory to the Underwriter and counsel for the Underwriter, addressed to the Underwriter and dated as of the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                  (i) The Company has been duly incorporated, is validly existing as a corporation with active status under the laws of the State of Florida, and has full power and authority (corporate and other) to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); based upon a review of standard compilations of state corporation and bank regulatory laws and certificates of officials in such jurisdictions, the Company is duly qualified to do business as foreign corporation under the corporation and banking laws of, and is in good standing as such in, each jurisdiction in which the conduct of its business or where the nature of its properties requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect; and the Company is duly registered and in good standing under the BHCA and is a member in good standing of the Federal Reserve System.

                  (ii) The Company, prior to the First Closing Date, does not have any Subsidiaries and does not, directly or indirectly, own any equity interest in, or control, any corporation, limited liability company, association, partnership, joint venture, trust, proprietorship, or other commercial or business entity or organization, except that the Company has the sole right to acquire all of the outstanding capital stock of the Bank, and upon acquisition of such stock the Bank will be the Company's only Subsidiary. Upon contribution to the Bank of the net proceeds from the sale of the Firm Shares as described in the Prospectus, and the issuance by the Bank of its capital stock after receipt thereof, and at all times subsequent thereto and as of the Second Closing Date, if any, all of the outstanding capital stock of the Bank (a) will have been issued to the Company, (b) when issued to the Company, will have been duly authorized, validly issued, fully paid and nonassessable, and (c) will be owned beneficially and of record by the Company, free and clear of any claim, lien, encumbrance, security interest, or restriction on transfer. Subject to the receipt of such capital contribution by the Company to the Bank, and satisfaction of the conditions set forth in the Bank Approvals, the Bank will be or is duly organized and validly existing as a nationally chartered banking association in good standing under the laws of the United States of America and the State of Florida, with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Registration Statement, the Prospectus, the Application, and the Regulatory Approvals. The Bank is not, and will not be required to register or qualify to do business as a foreign corporation under the laws of any jurisdiction, and is not, and will not be, subject to any current formal arrangements or memorandum of understanding with, or cease and desist order by, any bank regulatory agency.

                  (iii) As of the time each Application was filed with the respective bank regulatory authorities (FRB, OCC, or FDR) and as of each Closing
Date: (A) to the knowledge of such counsel, each such Application conformed in all material respects to the applicable respective requirements of the BHCA, the NBA, and the FDIA and the rules and regulations promulgated thereunder, and (B) to the knowledge of such counsel after due investigation, as of such times, none of the Applications contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (iv) The Company has received the FRB Approval and the Bank has received the Bank Approvals and, to the knowledge of such counsel after due investigation, as of the date hereof and as of each Closing Date: (A) all such Regulatory Approvals are in full force and effect, and no actions to suspend, revoke, or terminate any of such Regulatory Approvals has been taken, have been initiated or are pending, threatened, or contemplated by any of the FRB, the OCC, or the FDIC; (B) neither the Company nor the Bank is in breach or default under any condition or of any commitment contained in any of such Regulatory Approvals; and (C) each of the Company and the Bank has satisfied all conditions precedent to such Regulatory Approvals which can be satisfied thereunder by them as of such date.

                  (v) The authorized, issued, and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. The certificates for the Shares to be delivered hereunder are in due and proper legal form and, when duly countersigned by the Company's transfer agent and delivered to the Underwriter or upon the order of the Underwriter in accordance with this Agreement, will comply in all material respects with the requirements of the Florida Business Corporation Act, and the Company's articles of incorporation and bylaws.

                  (vi) The Common Shares issued and outstanding prior to the issuance of the Firm Shares or the Option Shares, as the case may be, to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable. There are no preemptive, preferential, or other rights (including rights of first refusal) to subscribe for or to purchase any of the Common Shares and no Common Shares have been issued in violation of such rights, nor are there any restrictions upon the voting or transfer of any Common Shares pursuant to the Company's articles of incorporation, bylaws, other governing documents, or any agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them is bound.

                  (vii) The Firm Shares or the Option Shares, as the case may be, to be sold by the Company hereunder have been duly authorized and, when issued and paid for against delivery thereof in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Shares will not be in violation of, or subject to, any statutory preemptive, preferential, or, to the knowledge of such counsel, other rights (including rights of first refusal) to subscribe for or to purchase such Shares, nor are there any restrictions on the voting or transfer of such Shares under the Company's articles of incorporation, bylaws, or other governing documents.

                  (viii) Except as set forth in the Prospectus, neither the Company nor any Subsidiary has any outstanding options to purchase, or warrants to subscribe for, or any securities or obligations convertible or exchangeable into, or any contracts or commitments to issue or sell, any capital stock or any such options, warrants, convertible or exchangeable securities, or obligations, or rights of any description, contractual or otherwise, entitling any person to receive any class of security of the Company or any Subsidiary. No holder of any securities of the Company or any Subsidiary or any other person has the right, contractual or otherwise, to cause the Company to have any such securities included in the Registration Statement or to register any securities of the Company or any Subsidiary under the Securities Act or applicable Blue Sky Laws.

                  (ix) The Registration Statement has been declared effective under the Securities Act, and to the knowledge of such counsel after investigation, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending, threatened, or contemplated. All filings required by Rule 424 and Rule 430A under the Securities Act have been made in the manner and within the time period required by such rules and, at the Effective Date and at each Closing Date, the Registration Statement, the Prospectus, and each amendment or supplement thereto comply or will have complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that counsel shall express no opinion as to the financial statements and other statistical or financial data derived therefrom), and no amendments to the Registration Statement are required to be filed.

                  (x) Such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review of and discussion of the contents thereof, and no facts have come to the attention of such counsel which lead it to believe that either the Registration Statement, the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except, in each case, for the financial statements, notes and related schedules, and other statistical or financial data included therein, as to which such counsel need express no opinion).

                  (xi) The Company has requisite power and authority (corporate and other) to execute, deliver, and perform this Agreement and to issue, sell, and deliver the Shares to be sold by it to the Underwriter as provided herein. The execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder and consummation of the transactions described herein, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except in all cases (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditor rights and remedies generally, (ii) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (iii) that the enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state or other securities laws or the public policy underlying such laws.).

                  (xii) The execution and delivery by the Company of, and the performance by the Company of its obligations hereunder (including the offer, sale, or delivery of the Shares) and consummation of the transactions contemplated by this Agreement will not (A) conflict with, violate, or contravene any provision of the articles of incorporation, bylaws, or other governing documents of the Company or any Subsidiary, (B) to the knowledge of such counsel, violate, conflict with, constitute a breach of, or a default under any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond or other evidence of indebtedness, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of their properties is subject, or (C) result in a violation of any statute, law, ordinance, rule, regulation, or any ruling, order, writ, injunction, judgment, or decree of any court or any governmental, regulatory, or administrative agency, or commission, authority, or other body, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective properties, except those, if any, described in the Registration Statement or the Prospectus.

                  (xiii) No consent, approval, filing, authorization, registration, qualification, or order of or with any court or governmental agency or body (including with or by any bank regulatory agency) is required for the execution and delivery of this Agreement, and performance by the Company of its obligations under this Agreement, including the issue and sale of the Shares, or in connection with the consummation of the transactions contemplated in this Agreement, except (A) as have been obtained under the Securities Act or the Exchange Act, or (B) as may be required under state securities or Blue Sky Laws governing the purchase and distribution of the Shares by the Underwriter (as to which such counsel shall not express an opinion);

                  (xiv) The statements (A) in the Prospectus under "Risk Factors- Need to Obtain Regulatory Approvals", "- Governmental Regulation and Monetary Policy", "- Anti-Takeover Provisions", "Dividend Policy", "Management - Employment Agreement", "- Stock Option Agreement", and "- Stock Option Plan", "Supervision and Regulation", "Description of Capital Stock", and "Shares Eligible for Future Sale", and (B) in the Registration Statement in Item 24, in each case insofar as such statements constitute summaries of legal matters, documents, or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents, and proceedings and fairly summarize the matters referred to therein;

                  (xv) To such counsel's knowledge after due investigation and inquiry (A) there is no litigation or any legal, regulatory, or governmental proceedings, actions, or investigations pending or threatened to which the Company or any Subsidiary is or may be a party or to which any of their properties is or may be subject, or any statutes, regulations, or rules, that are required to be described or disclosed in the Registration Statement or the Prospectus that are not so described or disclosed as required, and (B) there are no agreements, contracts, indentures, leases or other documents or instruments required to be described, summarized, or otherwise disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that has not been so described, summarized, disclosed, or filed.

                  (xvi) Neither the Company nor any Subsidiary is, nor with the giving of notice or the lapse of time, or both, would be (A) in conflict with or in violation of its articles of incorporation, bylaws, or other corporate governance documents, or (B) in violation of breach of, or in default in the performance of any obligation, agreement, or condition contained in any provision of any loan agreement, indenture, note, bond, other evidence of indebtedness, or of any agreement, lease, deed of trust, contract, or other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their assets or properties are bound or affected.

                  (xvii) The Company and each Subsidiary have and hold, and are in substantial compliance with, all Permits required under all laws, rules, and regulations in connection with their respective businesses, and all of such Permits are valid and in full force and effect; and there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permit. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any law, rule, regulation, or any order, writ, injunction, or decree to which the Company or any of its Subsidiaries may be subject (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except any such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect;

                  (xviii) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act and, upon its receipt of the net proceeds from the sale of the Shares and the application thereof in accordance with the description thereof set forth in the Prospectus, will not become or be deemed to be an "investment company" thereunder; and

                  (xix) To the knowledge of such counsel, the conditions for use of Form SB-2 have been satisfied with respect to the Registration Statement.

                  In rendering such opinion such counsel may rely as to factual matters on certificates of officers of the Company and of state officials and, as to legal matters in jurisdictions other than those in which it is domiciled, on opinions of local counsel, in each case satisfactory to the Underwriter, in which case their opinion shall state that they are so doing and copies of such certificates or opinions will be attached to their opinion unless such certificates or opinions or the information therein has been furnished to the Underwriter in other form.

         (e) The Underwriter shall have received an opinion of Carlton Fields, counsel for the Underwriter, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) The Underwriter shall have received, on each of the date of this Agreement, the First Closing Date, and the Second Closing Date, as the case may be, a letter addressed to the Underwriter, from Hill Barth & King, Inc., the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date, and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, which shall be in form and substance reasonably satisfactory to the Underwriter and shall contain information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Prospectus, which information shall be as of a date within five days of the date of such letter; provided, however, that the letters delivered on each Closing Date shall use a "cut-off date" not earlier than the date of this Agreement. There shall not have been any change or decrease set forth in any letter referred to in this Section 7(f) that makes it impracticable or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase of the Shares as contemplated hereby.

         (g) As of the First Closing Date, the Bank will have received the Charter Approval and Deposit Insurance Approval (together, the "Bank Approvals") from the OCC and the FDIC, respectively, and the Company will have received the FRB Approval from the FRB, and as of each Closing Date (i) the Regulatory Approvals will be in full force and effect and no action to suspend, revoke, or terminate any of the Regulatory Approvals will have been taken, or proceedings for such purposes initiated or threatened, by the FRB, the OCC, or the FDIC,
(ii) neither the Bank nor the Company will be in breach or default under any condition precedent of or commitment contained in any of the Regulatory Approvals that can be satisfied as of such date, and (iii) the Bank and the Company will have satisfied their respective conditions precedent to the Regulatory Approvals that can be satisfied as of such date.

         (h) The Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request (including certificates of officers of the Company).

         (i) The Shares shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Underwriter and the offering shall have been cleared by the NASD.

         (j) The Lock-Up Agreements shall have been delivered to the Underwriter on or before the date of this Agreement and shall be in full force and effect on each Closing Date.

         All of the agreements, opinions, certificates, letters, and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Underwriter and to Carlton Fields, counsel for the Underwriter. The Company shall furnish the Underwriter with such manually signed or conformed copies of such opinions, certificates, letters, and other documents as the Underwriter shall reasonably request. If any condition to the

Underwriter's obligations hereunder which are to be satisfied prior to or at either Closing Date and is not so satisfied when and as required by this Agreement, this Agreement at the election of the Underwriter will terminate upon notification to the Company without liability on the part of the Underwriter, except to the extent provided in Section 8 of this Agreement, and the Company shall pay those expenses required under Section 6 hereof in connection with any such termination.

         SECTION 8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims") to which such Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the Rules and Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify or register any or all of the Shares under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse the Underwriter and each such controlling person for any legal fees or other expenses incurred by the Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

                  (i) Any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriter to the Company expressly for use therein pursuant to Section 13 of this Agreement; or

                  (ii) Such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by the Underwriter (or any person who controls the Underwriter) resulted from an action, claim, or suit by any person who purchased Shares that are the subject thereof from such Underwriter in the offering, and
(2) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Shares, in any case where such delivery is required by the Securities Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriter as required by this Agreement.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Claims to which the Company, or any such director, officer, or controlling person, may become subject under the Securities Act, the Exchange Act, the Rules and Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter and such consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by the Underwriter to the Company pursuant to Section 13 of this Agreement. The Underwriter will reimburse any legal fees or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such claim, and from any and all Claims resulting from failure of the Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Shares from the Underwriter and a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim (unless such failure was due to a failure by the Company to provide sufficient copies of the Prospectuses (as so amended) to the Underwriter). The indemnification obligations of the Underwriter as provided above are in addition to any liabilities the Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) of this Agreement of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim for indemnification under this Section 8 in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

         (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under Section 8(a) or 8(b) of this Agreement for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                  (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of Section 8(c) of this Agreement (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Underwriter, if the Underwriter or its controlling persons are the indemnified parties);

                  (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

                  (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

         (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding regarding any Claim in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on Claims that are the subject matter of such action, suit or proceeding.

         (f) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) of this Agreement in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                  (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares; or

                  (ii) if the allocation provided by Section 8(f)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8 (f)(i), but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in such proportion so that the Underwriter is responsible for that portion of a Claim represented by the percentage that the amount of the underwriting discount per share as set forth in Section 4 hereof bears to the initial public offering price per share appearing on the cover page of the Prospectus, and the Company (including the Company's directors, officers, and controlling persons) shall be responsible for the remaining portion of such Claim.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount for indemnification paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(c) and 8(d) of this Agreement, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (g) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA or per capita allocation or by any other method or allocation that does not take into account the equitable considerations referred to in Section 8(f) of this Agreement. Notwithstanding the other provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission


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

or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (h) The obligations of the Company and the Underwriter under this
Section 8 shall be in addition to any liability that the Company or the Underwriter may otherwise have.

         SECTION 9. EFFECTIVE DATE. This Agreement shall become effective immediately upon the execution and delivery hereof by the parties hereto. Such execution and delivery shall include delivery of an executed copy of this Agreement by telecopier, facsimile transmission, or other means of transmitting written documents.

         SECTION 10. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, the Underwriter, in its absolute discretion and without any liability on its part, may terminate this Agreement prior to the First Closing Date, and may cancel the Option to the Company referred to in Section 4 hereof at any time prior to the Second Closing Date, if:

         (a) The Company shall have failed, refused, or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder;

         (b) Any condition to the obligations of the Underwriter hereunder is not fulfilled or satisfied at or prior to the applicable Closing Date;

         (c) Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

         (d) There shall have occurred any of the following events: (i) trading in securities generally on or by, as the case may be, any national stock exchange, the Nasdaq Stock Market, the OTC Bulletin Board, or the over-the-counter market, shall have been suspended or materially limited, (ii) governmental restrictions shall have been imposed on trading in securities generally or minimum or maximum prices shall have been established, (iii) trading of any securities of the Company, including the Shares, on any national stock exchange, the Nasdaq Stock Market, the OTC Bulletin Board, or the over-the-counter market shall have been suspended or materially limited, whether by reason of a stop order by the Commission or otherwise, (iv) a general banking moratorium shall have been established by federal or state authorities, (v) an outbreak or escalation of hostilities, declaration of war, national emergency, or other national or international calamity or crisis, or any change in political, financial, or economic conditions shall have occurred or shall have accelerated to such extent, in the Underwriter's judgment, as to make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (vi) in the case of any of the events specified in
Section 10(d)(i) through Section 10(d)(v), such event, together with any other event or events, makes it, in the Underwriter's judgment, impracticable to market the Shares at the time and in the manner contemplated by the Prospectus.

         SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The expense reimbursement, indemnity, and contribution agreements contained in this Agreement, and the representations, warranties, covenants, and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder or any termination or cancellation of this Agreement.

         SECTION 12. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered, or telecopied (with receipt confirmed) to Ashtin Kelly & Co., 400 Fifth Avenue South, Naples, FL 34102, Attention: W. Jonathan Wride, President and Chief Executive Officer, (Fax No. (914) 435-3850) with a copy to Richard A. Denmon, Esq., Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., 777 South Harbour Island Boulevard, Tampa, Florida 33602 (Fax No. (813) 229-4133); and if sent to the Company will be mailed, delivered, or telecopied (with receipt confirmed) to the Company at 501 Goodlette Road North, Suite D-12, Naples, Florida 34102, Attention: Richard E. Horne, President and Chief Executive Officer, (Fax No. (941) 434-8828) with a copy to Robert C. Schwartz, Esquire, Smith, Gambrell & Russell LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309, (Fax No.
(404) 685-7058).

         SECTION 13. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants to the Company that the information set forth (a) in the first paragraph on page 2 of the Prospectus relating to stabilization, and (b) in the third and tenth paragraphs of the section in the Prospectus entitled "Underwriting," constitutes the only written information furnished to the Company by and on behalf of the Underwriter expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 14. SUCCESSORS. This Agreement is made solely for the benefit of the Underwriter, the Company, and their respective successors and assigns, directors and officers (and their personal representatives), and controlling persons referred to in Section 8, and no other person shall have any right or obligation hereunder. The term "successors or assigns", as used in this Agreement, shall not include any purchaser of the Shares from the Underwriter merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

         SECTION 16. MISCELLANEOUS AGREEMENT. Upon execution and delivery of this Agreement by all parties hereto, the following agreements between the parties shall be terminated without any further obligation or liability on the part of either party, and such agreements shall henceforth be null and void in all respects: (a) that certain document entitled Future Agreements, dated March 25, 1997, by and between the Company and the Underwriter, and (b) that certain Restated Future Agreements, dated August 20, 1997, by and between the Company and the Underwriter.

         SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to conflict of law principles thereunder.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, and the Underwriter in accordance with its terms.

                                               Very truly yours,

                                               MARINE BANCSHARES, INC.

                                               By: ____________________________

                                               Title:__________________________

Accepted as of the date hereof:

ASHTIN KELLY & CO.

By: __________________________________

Title:________________________________


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